Exhibit 99.2

Report on Financial Statement Schedule and Consent of
Independent Registered Public Accounting Firm

To the Supervisory Board
Celanese AG:

The audits referred to in our report dated March 30, 2005 included the related consolidated financial statement schedule of Celanese AG and subsidiaries ("Predecessor") for the period from January 1, 2004 to March 31, 2004 and the years ended December 31, 2003 and 2002, included in the annual report of Celanese Corporation on form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement (No. 333-122789) on Form S-8 of Celanese Corporation of our reports included herein.

Our report dated March 30, 2005 contains explanatory paragraphs that state that (a) Celanese AG and subsidiaries changed from using the last-in, first-out or LIFO method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method as discussed in Note 4 to the consolidated financial statements, (b) Celanese AG and subsidiaries adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003, adopted Financial Accounting Standards Board Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51", effective December 31, 2003, adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, early adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Acitivities", effective October 1, 2002, and changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in 2003 and 2002, respectively, and (c) we also have reported separately on the consolidated financial statements of Celanese AG and subsidiaries for the years ended December 31, 2003 and 2002 which were presented separately using the euro as the reporting currency.

/s/   KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
Frankfurt am Main, Germany

March 30, 2005